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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 25, 1998


                      BANK OF AMERICA NATIONAL ASSOCIATION
                                On behalf of the
                    FIRST OMNI BANK CREDIT CARD MASTER TRUST
             (Exact name of registrant as specified in its charter)


                                  UNITED STATES
         (State or other jurisdiction of incorporation or organization)


                                                    86-0645265
(Commission File Number)              (I.R.S. Employer Identification No.)


      1825 E. Buckeye Rd.
      Phoenix, Arizona                                85034
(Address of Principal executive Offices)             (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (602) 597-3738

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
                    -----------------------------------------
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ITEM 5.   OTHER EVENTS


      On February 25, 1998, First Omni Bank, N.A. ("First Omni") sold substantially all of its assets, consisting primarily of its rights as Transferor and Servicer of the First Omni Bank Credit Card Master Trust (the "Trust"), to Bank of America National Association ("BANA"). BANA has become Transferor and Servicer with respect to the Trust, with all of the rights and duties as such under the Pooling and Servicing Agreement, dated as of April 1, 1996, as supplemented by the Series 1996-A Supplement dated April 1, 1996 and by Assignments No. 1 and No. 2 of Receivables in Supplemental Accounts dated October 1, 1997 and February 2, 1998, respectively (together, the "Agreement"), between First Omni and The Bank of New York, as Trustee. Filed as a part of this Current Report on Form 8-K is a copy of the Transfer and Assumption Agreement, dated as of February 25, 1998, among First Omni, BANA and the Trustee, pursuant to which all rights and obligations of the Transferor and Servicer under the Agreement were transferred to, and assumed by, BANA.



ITEM 7.     EXHIBITS

(c)  Exhibits

    4.1 Transfer and Assumption Agreement, dated as of February 25, 1998, among First Omni Bank, N.A., Bank of America National Association and The Bank of New York.


                                   SIGNATURES
         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    Date:  March 31, 1998
                                FIRST OMNI BANK CREDIT CARD MASTER TRUST

                                By: Bank of America National Association

                                By: /s/  MARGARET A. SPRUDE
                                    -----------------------------
                                    Margaret A. Sprude
                                    SVP & Chief Financial Officer
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                                  EXHIBIT INDEX
                              ------------------------

Exhibit            Description                              Page
-----------        --------------------                     -------

4.1 Transfer and Assumption Agreement, dated as of February 25, 1998, among First Omni Bank, N.A., Bank of America National Association and the Bank of New York.